UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 9, 2007

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11512	04-2857552
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

27 Drydock Avenue, Boston, Massachusetts	02210-2377
(Address of Principal Executive Offices)	(Zip Code)

(617) 897-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             Other Events

On November 9, 2007, SatCon Technology Corporation (the “Company”) issued a press release announcing (i) its having sold $10,000,000 of secured promissory notes to Rockport Capital Partners II, L.P. and NGP Energy Technology Partners, L.P. (the “Investors”) on November 7, 2007 pursuant to its previously announced Note Purchase Agreement with the Investors, (ii) its having used approximately $8.5 million of the proceeds of such note sale to repurchase its existing senior convertible secured notes on November 7, 2007, (iii) its entry into a Stock and Warrant Purchase Agreement dated November 8, 2007 with the Investors providing for the Investors’ purchase of $25.0 million of Series C convertible preferred stock and warrants, the first tranche of which, for $10.0 million, closed simultaneously with the execution of such Stock and Warrant Purchase Agreement, and (iv) that the second tranche of such preferred stock financing, for $15.0 million, of which $10.0 million would be used to retire such new notes, would take place following stockholder approval of such preferred stock financing.  A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01             Financial Statements and Exhibits

                (d) Exhibits

Exhibit No.	Description

99.1	Press release of the Company dated November 9, 2007.

Additional Information About the Preferred Stock Transaction and Where to Find It:

This report is not a proxy statement with respect to the preferred stock transaction.  The Company will file a proxy statement with respect to the preferred stock transaction and related matters.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, WHICH WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PREFERRED STOCK TRANSACTION AND RELATED MATTERS, WHEN IT BECOMES AVAILABLE.  The proxy statement and other documents which are filed by the Company with the Securities and Exchange Commission (the “SEC”) will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made by the Company to SatCon Technology Corporation, 27 Drydock Avenue, Boston, Massachusetts 02210, Attention: Investor Relations.

The Company, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the preferred stock transaction. Information about the directors and executive officers of the Company and their respective interests in the preferred stock transaction will be set forth in the proxy statement that the Company will file with the SEC in connection with the preferred stock transaction.  Additional information regarding the Company’s directors and executive officers is also included in the Company’s proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 27, 2007.  Such proxy statement is available free of charge at the SEC’s web site at www.sec.gov and from the Company by contacting it as described above.

Safe Harbor Statement

Statements made in this document that are not historical facts or which apply prospectively constitute forward-looking statements. These forward-looking statements may be identified by words such as “will,” “intends,” “believes,” “expects,” “plans,” “anticipates” and similar expressions and include, but are not limited to, the Company’s ability to consummate the second tranche of the  preferred stock financing, the ability of the preferred stock financing to help the Company achieve stability and success, the ability of the Company to meet the power demands in the alternative energy and distributed generation markets, the ability of the Company to execute on its strategic plan and the ability of the Company to use the proceeds to accelerate growth and for research and development.  Investors should not rely on forward looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from the Company’s expectations, including risks that the conditions to closing of the second tranche of the preferred stock transaction may not be satisfied, risks that the holders of outstanding warrants may seek to put such warrants to the Company as a result of the preferred stock transaction, and risks that the Company’s stockholders do not approve the second tranche of the preferred stock transaction. Additional information concerning risk factors is contained from time to time in the Company’s SEC filings (copies of which may be obtained at the SEC’s website at: http://www.sec.gov).  Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in the Company expectations, or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: November 9, 2007	By:	/s/ David B. Eisenhaure
David B. Eisenhaure
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of the Company dated November 9, 2007.